                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A
                              AMENDMENT TO FORM 8-K



                                 AMENDMENT NO. 2

                                 CURRENT REPORT

                              FILED ON MAY 12, 1997



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): APRIL 24, 1997



                             TECHNICLONE CORPORATION
               (Exact name of Registrant as specified in charter)


          DELAWARE                       0-17085                 95-3698422
----------------------------          -------------          ------------------
(State or other jurisdiction           (Commission            (I.R.S. Employer
      of incorporation)                File Number)          Identification No.)



14282 FRANKLIN AVENUE, TUSTIN, CALIFORNIA                         92780-7017
-----------------------------------------                     -----------------
 (Address of principal executive offices)                         (Zip code)


       Registrant's telephone number, including area code: (714) 838-0500


                                 NOT APPLICABLE
         (Former name or former address, if changed, since last report)



                               Page 1 of 29 Pages
                           Exhibit Index is on Page 6

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


         On April 24, 1997, Techniclone Corporation, a Delaware corporation (the "Company") entered into a First Amendment to Stock Exchange Agreement (the "Amendment") with the stockholders of Peregrine Pharmaceuticals, Inc., a Delaware corporation ("Peregrine"), pursuant to which the Company agreed to amend certain provisions of the Stock Exchange Agreement ("Stock Exchange Agreement') between the Company and the stockholders of Peregrine and to issue an additional 80,000 shares of its Common Stock in exchange for all of the issued and outstanding capital stock of Peregrine as set forth in the Amendment. The Amendment provides that the major stockholders of Peregrine would agree to a one year lock-up of the Techniclone shares issued to them in the exchange except that during the lock-up period the Sanderling entities would be permitted to sell up to 275,000 shares, the Saunders entities would be permitted to sell up to 275,000 shares, Jennifer Lobo would be permitted to sell up to 90,000 shares and Philip Thorpe would be permitted to sell up to 50,000 shares. The Amendment also provides that the Company would sell Sanderling $550,000 worth of its Common Stock on the Closing Date of the transaction contemplated by the Stock Exchange Agreement and the Amendment at a purchase price per share equal to eighty percent (80%) of the average closing price of Techniclone's Common Stock for the five trading days immediately preceding the Closing Date.

         As there are no further contingencies, the Agreements have been finalized and all of the preconditions to the closing were met before April 30, 1997, the Company will account for the transaction contemplated by the Stock Exchange Agreement in the year ended April 30, 1997.

         The consideration to be paid for the outstanding shares of stock of Peregrine, consisting of 5,080,000 shares of the Company's Common Stock will be issued upon a determination by the California Commissioner of Corporations that the terms and conditions of the transaction are fair to Peregrine's stockholders or upon the effectiveness of a registration statement filed by the Company relating to the shares of Common Stock to be issued to the Peregrine stockholders.

ITEM 5.  OTHER EVENTS

         On April 25, 1997, Techniclone Corporation, a Delaware corporation (the "Registrant" or the "Company") entered into a 5% Preferred Stock Investment Agreement and a Registration Rights Agreement with eleven (11) investors pursuant to which the Company sold 12,000 shares of 5% Adjustable Convertible Class C Preferred Stock (the "Class C Stock") for an aggregate purchase price of $12,000,000. The Company filed a Certificate of Designation with the Delaware Secretary on April 23, 1997, creating the 5% Adjustable Convertible Class C Preferred Stock. In connection with the issuance of the Class C Stock, the Registrant paid Cappello & Laffer Capital Corp. a non-accountable expense allowance of $100,000 and a $720,000 commission representing six percent of the Purchase Price of the Class C Stock and issued a Warrant to purchase 1,200 shares of Class C Stock at $1,000 per share.

         The Class C Stock is convertible at the option of the holder, commencing on the day after the fifth month anniversary of the Closing Date, into a number of shares of Common Stock of the Registrant determined by dividing $1,000 plus all accrued but unpaid dividends by the Conversion Price. The Conversion Price is the average of the lowest trading price of Registrant's Common Stock for the five consecutive trading days ending with the trading day prior to the conversion date reduced by 13 percent starting on the 1st day of the 8th month after the Closing Date, 20 percent starting on the 1st day of the 10th month after the Closing Date, 22.5 percent starting on the 1st day of the 12th month after the Closing Date, 25 percent starting on the 1st day of the 14th month after the Closing Date, 27 percent starting on the 1st day of the 16th month after the Closing Date and thereafter. At any time after March 24, 1998, the Conversion Price will be the lower of the Conversion Price as calculated in the preceding sentence or the average of the Closing Price of the Company's Common Stock for the thirty (30) trading days including and immediately preceding March 24, 1998 (the "Conversion Cap"). In addition to the Common Stock issued upon conversion of the Class C Stock, Warrants to purchase one-fourth of the number of shares of Common Stock issued upon the conversion will be issued to the converting investor. The Warrants are exercisable at 110 percent of the Conversion Cap for a period of five years from the closing date.

         The Holders of the Class C Stock are entitled to receive dividends at the rate of $50.00 per share per annum commencing September 30, 1997 and thereafter quarterly. The dividends are to be paid in Class C Stock valued at $1,000 per share (fractional shares to be paid in cash) or at the option of the Company in cash. The Class C Stock is subject to mandatory redemption upon certain events which are within the Company's control, and mandatory conversion at any time more than twelve (12) months after the closing date, subject to certain conditions as provided in the Certificate of Designation. Except as provided in the Certificate of Designation or by Delaware law, the Class C Stock does not have voting rights.

         The Company intends to use the proceeds of the offering to complete the clinical trials of the LYM-1 antibody, to begin clinical trials of the TNT antibody, pre-clinical development of the Company's products, construction of facilities and for general corporate and working capital purposes.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         Listed below are the financial statements, pro forma financial information and exhibits, if any filed as part of this report.

         (a) Financial Statements of Peregrine Pharmaceuticals, Inc. for the years ended December 31, 1995 and 1996 and for the period from September 16, 1993 (date of inception) through December 31, 1996 and Independent Auditors' Report.

         (b) Unaudited Pro Forma Consolidated Balance Sheet as of January 31, 1997 (as restated) and the Unaudited Pro Forma Consolidated Statements of Operations for the Nine Months Ended January 31, 1997 (as restated) and Fiscal Year ended April 30, 1996 (as restated).

         (c) EXHIBITS

Exhibit No.      Description
-----------      -----------

   2.1 First Amendment to Stock Exchange Agreement among the stockholders of Peregrine Pharmaceuticals, Inc. and Registrant.

   3.1 Certificate of Designation of 5% Adjustable Convertible Class C Preferred Stock as filed with the Delaware Secretary of State on April 23, 1997.

   4.1 5% Preferred Stock Investment Agreement between Registrant and the Investors.

   4.2           Registration Rights Agreement between the Registrant and the
                 Investors.

   4.3 Form of Stock Purchase Warrant, to be issued to the holders of the Class C Preferred Stock upon conversion of the Class C Preferred Stock.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           TECHNICLONE CORPORATION



Date:  October 14, 1997                    By: /s/ William V. Moding
                                               --------------------------------
                                               William V. Moding,
                                               Chief Financial Officer and
                                               Principal Accounting Officer

                                  EXHIBIT INDEX

         Listed below are the financial statements, pro forma financial information and exhibits filed as part of this report.

                                                                                   Sequentially
Exhibit No.          Description                                                   Numbered Page
-----------          -----------                                                   -------------
   --                Unaudited Pro Forma Consolidated Balance Sheet as of                 8
                     January 31, 1997 (as restated) and the Unaudited Pro Forma
                     Consolidated Statements of Operations for the Nine Months
                     Ended January 31, 1997 (as restated) and the Fiscal Year
                     ended April 30, 1996 (as restated).

   --                Financial Statements of Peregrine Pharmaceuticals, Inc.              17
                     for the years ended December 31, 1995 and 1996 and for the period from September 16, 1993 (date of inception) through
                     December 31, 1996 and Independent Auditors' Report.
                     (Incorporated by reference to the Exhibit of the same
                     number contained in Registrant's Current Report on Form 8-K as filed with the Commission on May 12, 1997).

   2.1               First Amendment to Stock Exchange Agreement among the                --
                     stockholders of Peregrine Pharmaceuticals, Inc. and
                     Registrant. (Incorporated by reference to the Exhibit of
                     the same number contained in Registrant's Current Report on
                     Form 8-K as filed with the Commission on May 12, 1997).

   3.1               Certificate of Designation of 5% Adjustable, Convertible             --
                     Class C Preferred Stock as filed with the Delaware
                     Secretary of State on April 23, 1997. (Incorporated by
                     reference to the Exhibit of the same number contained in
                     Registrant's Current Report on Form 8-K as filed with the
                     Commission on May 12, 1997).

   4.1               5% Preferred Stock Investment Agreement between Registrant           --
                     and the Investors. (Incorporated by reference to the
                     Exhibit of the same number contained in Registrant's
                     Current Report on Form 8-K as filed with the Commission on
                     May 12, 1997).

                                                                                   Sequentially
Exhibit No.          Description                                                   Numbered Page
-----------          -----------                                                   -------------
   4.2               Registration Rights Agreement between the Registrant and
                     the Investors. (Incorporated by reference to the Exhibit of the same number contained in Registrant's Current Report on
                     Form 8-K as filed with the Commission on May 12, 1997).

   4.3 Form of Stock Purchase Warrant, to be issued to the holders of the Class C Preferred Stock upon conversion of the Class
                     C Preferred Stock. (Incorporated by reference to the Exhibit of the same number contained in Registrant's
                     Current Report on Form 8-K as filed with the Commission on May 12, 1997).


         The following unaudited pro forma consolidated statements of operations for the nine month period ended January 31, 1997 and the fiscal year ended April 30, 1996 and the Unaudited Pro Forma Consolidated Balance Sheet as of January 31, 1997 have been prepared assuming that the acquisition of Peregrine Pharmaceuticals, Inc. (Peregrine) and the issuance of the Series C Preferred Stock had occurred as of May 1, 1995, for the consolidated statements of operations presentation and as of January 31, 1997, for the consolidated balance sheet presentation.

         The unaudited pro forma consolidated financial statements are provided for information purposes only and do not purport to present the financial position or results of operations of Techniclone Corporation (Techniclone or the Company) had the acquisition or the issuance of the Series C preferred stock assumed therein occurred on the dates specified. The unaudited pro forma consolidated financial statements, as restated, are not necessarily indicative of the results of operations that may be expected in the future.

         Peregrine is a developmental stage enterprise and is engaged in research and development of new technologies for use in the production of therapeutic agents for treatment of cancerous tumors. Therefore, the excess of the purchase price paid by Techniclone over the net tangible assets acquired will be recorded as in-process research and development in the Company's consolidated financial statements for the fiscal year ended April 30, 1997.

                            TECHNICLONE CORPORATION

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE NINE MONTHS ENDED JANUARY 31, 1997
                                    RESTATED


                                      TECHNICLONE    PEREGRINE
                                      NINE MONTHS   NINE MONTHS                      PRO FORMA
                                         ENDED         ENDED                        TOTALS PRIOR
                                      JANUARY 31,   DECEMBER 31,    ACQUISITION     TO FINANCING      FINANCING
                                         1997           1996       ADJUSTMENTS(9)   ADJUSTMENTS    ADJUSTMENTS(10)   CONSOLIDATED
                                      -----------   ------------   --------------   ------------   ---------------   ------------
REVENUES:
Interest income                      $   198,200    $        --         $ --         $   198,200     $        --     $    198,200
Rental income                             34,107                                          34,107                           34,107
                                      -----------   -----------         ----         -----------     -----------     ------------
    Total revenues                       232,307                                         232,307                          232,307

COSTS AND EXPENSES:
Research and development               2,023,381        664,191                        2,687,572                        2,687,572
General and administrative:
  Unrelated entities                   1,387,826        368,165                        1,755,991                        1,755,991
  Affiliates                             216,012          9,014                          225,026                          225,026
Stock based compensation                 395,832                                         395,832                          395,832
Interest                                 100,417         36,241                          136,658                          136,658
                                     ------------   -----------         ----         -----------     -----------     ------------
Total costs and expenses               4,123,468      1,077,611                        5,201,079                        5,201,079
                                     ------------   -----------         ----         -----------     -----------     ------------
Net Loss Before Preferred Stock
Accretion and dividends               (3,891,161)    (1,077,611)                      (4,968,772)                      (4,968,772)
Preferred stock accretion and
  dividends:
  Accretion of discount on 5%
    Cumulative Class C Preferred
    Stock                                                                                             (1,109,589)      (1,109,589)
  Imputed dividends for Class B
    Convertible Preferred Stock         (434,450)                                       (434,450)                        (434,450)
  Imputed dividends for Class C
    Convertible Preferred Stock                                                                         (644,298)        (644,298)
                                     ------------   -----------         ----         -----------     -----------     ------------
Net Loss Applicable to Common Stock
  (Note 11)                          $(4,325,611)   $(1,077,611)        $ --         $(5,403,222)    $(1,753,887)    $ (7,157,109)
                                     ============   ===========         ====         ===========     ===========     ============
Weighted Average Shares Outstanding
  (Note 11)                                                                                                            26,392,912
                                                                                                                     ============
Net Loss per Share (Note 11)                                                                                         $      (0.27)
                                                                                                                     ============

                             TECHNICLONE CORPORATION

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE FISCAL YEAR ENDED APRIL 30, 1996
                                    RESTATED

                                       TECHNICLONE    PEREGRINE
                                       FIRST YEAR    FISCAL YEAR                     PRO FORMA
                                          ENDED         ENDED                       TOTALS PRIOR
                                        APRIL 30,     MARCH 31,     ACQUISITION     TO FINANCING      FINANCING
                                          1996          1996       ADJUSTMENTS(9)   ADJUSTMENTS    ADJUSTMENTS(10)   CONSOLIDATED
                                       -----------   -----------   --------------   ------------   ---------------   ------------
REVENUES:
Product sales                          $     2,580   $        --        $ --         $     2,580     $        --     $      2,580
License agreements                       3,002,244                                     3,002,244                        3,002,244
Interest income                            138,499                                       138,499                          138,499
                                       -----------   -----------        ----         -----------     -----------     ------------
    Total revenues                       3,143,323                                     3,143,323                        3,143,323

COSTS AND EXPENSES:
Cost of sales                                2,580                                         2,580                            2,580
Research and development                 1,679,558       799,921                       2,479,479                        2,479,479
General and administrative:
  Unrelated entities                       947,816       369,964                       1,317,780                        1,317,780
  Affiliates                               170,659        88,914                         259,573                          259,573
Stock based compensation
Interest                                    17,412        22,099                          39,511                           39,511
                                       -----------   -----------        ----         -----------     -----------     ------------
    Total costs and expenses             2,818,025     1,280,898                       4,098,923                        4,098,923
                                       -----------   -----------        ----         -----------     -----------     ------------
Net loss before preferred stock
  accretion and dividends                  325,298    (1,280,898)         --            (955,600)             --         (955,600)
Preferred stock accretion and
  dividends:
  Accretion of discount on Class B
    Preferred Stock                     (5,327,495)                                   (5,327,495)                      (5,327,495)
  Accretion of discount on 5%
    Cumulative Class C Preferred
    Stock                                                                                             (3,328,767)      (3,328,767)
  Imputed dividends for Class B
    Convertible Preferred Stock           (560,467)                                     (560,467)                        (560,467)
  Imputed dividends for Class C
    Convertible Preferred Stock                                                                         (859,064)        (859,064)
                                       -----------   -----------        ----         -----------     -----------     ------------
Net Loss Applicable to Common Stock
  (Note 11)                            $(5,562,664)  $(1,280,898)       $ --         $(6,843,562)    $(4,187,831)    $(11,031,393)
                                       ===========   ===========        ====         ===========     ===========     ============
Weighted Average Shares Outstanding
  (Note 11)                                                                                                            23,695,006
                                                                                                                     ============
Net Loss per Share (Note 11)                                                                                         $      (0.47)
                                                                                                                     ============

                             TECHNICLONE CORPORATION

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                JANUARY 31, 1997
                                    RESTATED

                                                                                     PRO FORMA
                                       TECHNICLONE    PEREGRINE                     TOTALS PRIOR
                                       JANUARY 31,   DECEMBER 31,   ACQUISITION     TO FINANCING      FINANCING
                                          1997           1996       ADJUSTMENTS     ADJUSTMENTS    ADJUSTMENTS(10)   CONSOLIDATED
                                       -----------   ------------   -----------     ------------   ---------------   ------------
ASSETS

CURRENT ASSETS:
Cash and cash equivalents               $2,065,587      $15,636     $  550,000 (2)   $ 3,153,599     $11,180,000      $14,333,599
                                                                       (27,624)(3)
                                                                       550,000 (8)
Investments                                997,118                                       997,118                          997,118
Accounts receivable, net                    31,947                                        31,947                           31,947
Inventory                                  275,351                                       275,351                          275,351
Prepaid expenses and other current
  assets                                     5,383        6,000        326,700 (2)       338,083                          338,083
                                        ----------      -------     ----------       -----------     -----------      -----------
    Total current assets                 3,375,386       21,636      1,399,076         4,796,098      11,180,000       15,976,098

PROPERTY:
Land                                     1,050,510                                     1,050,510                        1,050,510
Building and improvements                3,038,994                                     3,038,994                        3,038,994
Laboratory equipment                     1,353,135                                     1,353,135                        1,353,135
Office furniture and equipment             219,588                                       219,588                          219,588
                                        ----------      -------     ----------       -----------     -----------      -----------
    Total                                5,662,227                                     5,662,227                        5,662,227
Less accumulated depreciation             (953,725)                                     (953,725)                        (953,725)
                                        ----------      -------     ----------       -----------     -----------      -----------
Property, net                            4,708,502                                     4,708,502                        4,708,502

OTHER ASSETS:
Note receivable from shareholder           350,000                                       350,000                          350,000
Patents, net                               182,150                                       182,150                          182,150
                                        ----------      -------     ----------       -----------     -----------      -----------
    Total other assets                     532,150                                       532,150                          532,150
                                        ----------      -------     ----------       -----------     -----------      -----------
TOTAL                                   $8,616,038      $21,636     $1,399,076       $10,036,750     $11,180,000      $21,216,750
                                        ==========      =======     ==========       ===========     ===========      ===========

                            TECHNICLONE CORPORATION

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                JANUARY 31, 1997
                                    RESTATED

                                  (CONTINUED)

                                                                                     PRO FORMA
                                       TECHNICLONE    PEREGRINE                     TOTALS PRIOR
                                       JANUARY 31,   DECEMBER 31,   ACQUISITION     TO FINANCING      FINANCING
                                          1997           1996       ADJUSTMENTS     ADJUSTMENTS    ADJUSTMENTS(10)   CONSOLIDATED
                                       -----------   ------------   -----------     ------------   ---------------   ------------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable                        $  205,685     $ 38,370      $      --       $  244,055         $ --          $  244,055
Accrued legal and accounting fees           85,000      249,304                         334,304                          334,304
Accrued payroll and related costs           99,005       41,181                         140,186                          140,186
Accrued license termination fee            100,000                                      100,000                          100,000
Accrued license and royalties               81,667      273,211                         354,878                          354,878
Accrued interest                            16,476       36,242                          52,718                           52,718
Reserve for contract losses                207,714                                      207,714                          207,714
Current portion of long-term debt           72,609                                       72,609                           72,609
Other current liabilities                   68,663       45,913                         114,576                          114,576
                                        ----------     --------      ---------       ----------         ----          ----------
    Total current liabilities              936,819      684,221                       1,621,040                        1,621,040

LONG-TERM DEBT                           1,941,271      750,000        876,700 (2)    1,941,271                        1,941,271
                                                                      (876,700)(4)
                                                                      (750,000)(7)
COMMITMENTS

STOCKHOLDERS' EQUITY:
Preferred Stock, Class A                                294,109       (294,109)(6)           --
Preferred Stock, Class B                         2      444,108       (444,108)(6)            2                                2
Preferred Stock, Class C                                926,071       (926,071)(6)           --           12                  12

Common Stock                                22,164           62          5,080 (1)       27,392                           27,392
                                                                          (137)(1)
                                                                            10 (4)
                                                                             8 (5)
                                                                            43 (6)
                                                                            14 (7)
                                                                           148 (8)

                             TECHNICLONE CORPORATION

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                JANUARY 31, 1997
                                    RESTATED

                                   (CONTINUED)

                                                                                     PRO FORMA
                                      TECHNICLONE    PEREGRINE                      TOTALS PRIOR
                                      JANUARY 31,   DECEMBER 31,   ACQUISITION      TO FINANCING      FINANCING
                                         1997           1996       ADJUSTMENTS      ADJUSTMENTS    ADJUSTMENTS(10)   CONSOLIDATED
                                      -----------   ------------   ------------     ------------   ---------------   ------------
Additional paid-in capital           $ 34,166,617   $   142,146   $ (3,821,416)(1)  $ 61,529,898     $11,179,988     $ 72,709,886
                                                                    26,813,429 (1)
                                                                       876,690 (4)
                                                                       388,349 (5)
                                                                     1,664,245 (6)
                                                                       749,986 (7)
                                                                       549,852 (8)

Accumulated Deficit                   (27,974,253)   (3,219,081)   (26,632,018)(1)   (54,606,271)                     (54,606,271)
                                                                     3,635,062 (1)
                                                                       (27,624)(2)
                                                                      (388,357)(5)
                                     ------------   -----------   ------------      ------------     -----------     ------------
                                        6,214,530    (1,412,585)     2,149,076         6,951,021      11,180,000       18,131,021
Less notes receivable from sale of
  common stock                           (476,582)                                      (476,582)                        (476,582)
                                     ------------   -----------   ------------      ------------     -----------     ------------
    Net stockholders' equity            5,737,948    (1,412,585)     2,149,076         6,474,439      11,180,000       17,654,439
                                     ------------   -----------   ------------      ------------     -----------     ------------
TOTAL                                $  8,616,038   $    21,636   $  1,399,076      $ 10,036,750     $11,180,000     $ 21,216,750
                                     ============   ===========   ============      ============     ===========     ============

                             TECHNICLONE CORPORATION

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                    RESTATED

(1) The acquisition of Peregrine was completed through the issuance of 5,080,000 shares of Techniclone Corporation's common stock in exchange for all of the outstanding shares of Peregrine's common stock. The acquisition has been accounted for using the purchase method. The excess of the purchase price of $26,632,018 over the net assets acquired of $186,491 has been allocated to in-process research and development (accumulated deficit). The excess purchase price was calculated based on the fair market value of the Techniclone common shares issued plus direct acquisition costs over the net assets acquired. The net assets acquired were determined based on Peregrine's net stockholders' equity at December 31, 1996, after consideration of the following transactions which occurred immediately prior to the transaction:

         o Issuance of convertible notes payable of $876,700 for cash of $550,000 and notes receivable of $376,700.

         o Conversion of outstanding preferred stock of Peregrine with a carrying value of $1,664,288 into common stock of Peregrine.

         o The granting of compensatory stock and options to an advisor and an employee subsequent to December 31, 1996, valued at $388,357.

         o The conversion of all outstanding notes payable aggregating $1,626,700 into common stock of Peregrine immediately prior to the transaction.

         o The accrual and payment of interest on notes payable from December 31, 1996 (date of historical financial statements) through the pro forma acquisition date of $27,624.

(2) Pro forma adjustment to reflect the issuance of convertible notes payable for $876,700 to Peregrine in exchange for cash of $550,000 and notes receivable of $326,700. Prior to closing the transaction, these notes payable were converted into common stock of Peregrine.

(3) Pro forma accrual and payment of interest of $27,624 on notes payable from Peregrine from the date of the historical financial statements through the pro forma acquisition date. This amount was paid concurrent with the closing of the acquisition.

(4) Pro forma adjustment to reflect the conversion of notes payable of $876,700 to common stock of Peregrine. As these notes were converted to common stock of Peregrine just prior to the acquisition of Peregrine by Techniclone, there was no assumption of the preconverted notes payable to Peregrine by Techniclone.

(5) To reflect the issuance of common stock of Peregrine to an advisor valued at $307,357 and options to purchase common stock of Peregrine to an employee valued at $81,000. These grants were made subsequent to December 31, 1996 and were to be awarded immediately prior to consummation of the acquisition of Peregrine by Techniclone.

(6) Pro forma adjustment to reflect the conversion of all outstanding preferred stock of Peregrine (Series A-$294,109, Series B $444,108 and Series C $926,071) into common stock of Peregrine immediately prior to the acquisition of Peregrine by Techniclone.

(7) Pro forma adjustment to reflect the conversion of the $750,000 note payable outstanding at December 31, 1996 to common stock of Peregrine immediately prior to the acquisition of Peregrine by Techniclone.

(8) In conjunction with the acquisition of Peregrine, the Company agreed to sell one of the Peregrine's major shareholders additional common stock at a 20% discount from the Company's trading price on a specified date ($3.82 per share). Indicated amount represents the sale of such Common Stock. The Company has accounted for the sale of its common stock as an equity transaction, without compensation expense, as the stock sold represents restricted stock and the discount from the market value of 20% is considered reasonable in light of the restriction features.

(9) Pro forma acquisition adjustments related primarily to the purchase of in-process research and development, issuance of stock for prior services to an employee and a consultant of Peregrine and the accrual of interest on the notes payable to Peregrine shareholders. As these adjustments have no continuing impact on the future combined operations of Techniclone and Peregrine, the amounts have been excluded from the acquisition adjustments in the accompanying pro forma consolidated statements of operations.

(10) Pro forma adjustments to record the issuance of $12,000,000 in Class C Preferred Stock, net of issuance costs of $820,000. As the financing was the sale of an equity security with dividends payable in preferred stock, there is no effect on the pro forma statement of operations for the nine month period ended January 31, 1997 or the fiscal year ended April 30, 1996.

(11) Pro forma net loss per common share has been calculated by taking the sum of the net income (loss) for the respective period and the deducting Class B and Class C Preferred Stock discounts and dividends of $10,075,793 for the fiscal year ended April 30, 1996 and $2,188,337 for the nine month period ended January 31, 1997 and dividing the sum by the weighted average shares outstanding during the period.

INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders of Peregrine Pharmaceuticals, Inc.:


We have audited the accompanying balance sheets of Peregrine Pharmaceuticals, Inc. (a development stage enterprise) (the Company) as of December 31, 1995 and 1996, and the related statements of operations, stockholders' deficit and cash flows for the years then ended and for the period from September 16, 1993 (date of inception) through December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Peregrine Pharmaceuticals, Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for the years then ended and for the period from September 16, 1993 (date of inception) through December 31, 1996 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the financial statements, the Company's recurring losses from operations and its accumulated deficit and working capital deficit raise substantial doubt about its ability to continue as a going concern. Management's plans concerning this matter are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ DELOITTE & TOUCHE, LLP

February 24, 1997, except Note 10
  as to which the date is April 2, 1997

PEREGRINE PHARMACEUTICALS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

BALANCE SHEETS
AS OF DECEMBER 31, 1995 AND 1996
--------------------------------------------------------------------------------

                                                                              1995                1996
                                                                           -----------         -----------
ASSETS
Cash and cash equivalents                                                  $   358,998         $    15,636
Prepaid expenses and other current assets                                                            6,000
                                                                           -----------         -----------
                                                                           $   358,998         $    21,636
                                                                           ===========         ===========
LIABILITIES AND STOCKHOLDERS' DEFICIT
Accounts payable                                                           $    69,151         $    38,370
Accrued research fees                                                          108,792             129,461
Accrued license fees                                                            75,000             143,750
Accrued legal fees                                                              72,544             249,304
Accrued payroll and consulting fees                                             85,930              41,181
Accrued interest payable to stockholders (Note 3)                                                   36,242
Advances payable to stockholders (Note 3)                                                           45,913
                                                                           -----------         -----------
    Total current liabilities                                                  411,417             684,221

CONVERTIBLE NOTES PAYABLE TO STOCKHOLDERS (Note 3)                                                 750,000

COMMITMENTS (Notes 4 and 5)

STOCKHOLDERS' DEFICIT (Notes 3, 5, 6, 7 and 10):
Preferred stock, $.0001 par value; 859,260 shares authorized:
  Class A convertible preferred stock, 150,000 shares outstanding,
    1995 and 1996 (liquidation preference of $300,000)                         294,109             294,109
  Class B convertible preferred stock, 100,000 shares outstanding,
    1995 and 1996 (liquidation preference of $450,000)                         444,108             444,108
  Class C convertible preferred stock, 179,630 shares outstanding,
    1995 and 1996 (liquidation preference of $970,000)                         926,071             926,071
  Common stock, $.001 par value; 1,500,000 shares authorized;
    616,612 shares (1995) and 624,833 shares (1996) outstanding                     62                  62
Additional paid-in capital                                                     100,646             142,146
Deficit accumulated during development stage                                (1,817,415)         (3,219,081)
                                                                           -----------         -----------
    Net stockholders' deficit                                                  (52,419)         (1,412,585)
                                                                           -----------         -----------
                                                                           $   358,998         $    21,636
                                                                           ===========         ===========

See independent auditors' report
and notes to financial statements

PEREGRINE PHARMACEUTICALS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

STATEMENT OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
AND THE PERIOD FROM SEPTEMBER 16, 1993
(DATE OF INCEPTION) THROUGH DECEMBER 31, 1996
--------------------------------------------------------------------------------

                                                                            SEPTEMBER 16, 1993
                                                                            (DATE OF INCEPTION)
                                                                                 THROUGH
                                                   1995          1996        DECEMBER 31, 1996
                                                -----------   -----------   -------------------
COSTS AND EXPENSES
 (Notes 2, 3, 5, 6, 7, 8, and 9):
  Research fees                                 $   236,457   $   340,000       $   598,842
  License fees                                      173,558       162,500           343,750
  Payroll                                           198,118       362,272           648,390
  Advisor fees                                      161,239       121,894           374,616
  Legal fees                                        279,788       220,170           545,556
  General and administrative:
    Unrelated entities                               78,613       149,575           361,706
    Affiliates                                      118,552         9,014           287,881
  Interest (primarily to stockholders)               22,099        36,241            58,340
                                                -----------   -----------       -----------
NET LOSS                                        $(1,268,424)  $(1,401,666)      $(3,219,081)
                                                ===========   ===========       ===========
NET LOSS PER COMMON SHARE (NOTE 2)              $     (2.48)  $     (2.26)      $     (5.89)
                                                ===========   ===========       ===========
WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING (NOTE 2)                       510,466       620,756           538,500
                                                ===========   ===========       ===========

PEREGRINE PHARMACEUTICALS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

STATEMENT OF STOCKHOLDERS' DEFICIT
FOR THE PERIOD FROM SEPTEMBER 16, 1993
(DATE OF INCEPTION) THROUGH DECEMBER 31, 1996
--------------------------------------------------------------------------------

                                      PREFERRED STOCK           COMMON STOCK        ADDITIONAL   LOSS DURING       NET
                                    -------------------     --------------------     PAID-IN     DEVELOPMENT   STOCKHOLDER'S
                                    SHARES     AMOUNT         SHARES      AMOUNT     CAPITAL        STAGE        DEFICIT
                                    -------   ---------     ----------    ------    ----------   -----------   -------------
BALANCES, September 16, 1993
 (date of inception)                     --   $      --             --    $  --      $     --    $        --    $        --

Common stock issued for cash                                 2,457,143      246
Recapitalization and reverse
  stock split                                               (2,457,143)    (246)
Common stock issued for cash
  and services                                                 503,250       51         3,000                         3,051
Net loss for period from
 September 16, 1993 through
 December 31, 1994                                                                                  (548,991)      (548,991)
                                    -------   ----------    ----------    -----      --------    -----------    -----------
BALANCES, December 31, 1994                                    503,250       51         3,000       (548,991)      (545,940)

Common stock issued for cash                                   100,000       10        29,990                        30,000
Preferred stock issued for cash
  and conversion of debt, net
  of offering costs of $55,714      429,630    1,664,288                               12,657                     1,676,945
Common stock issued in exchange
  for services                                                  13,362        1        54,999                        55,000
Net loss                                                                                          (1,268,424)    (1,268,424)
                                    -------   ----------    ----------    -----      --------    -----------    -----------
BALANCES, December 31, 1995         429,630    1,664,288       616,612       62       100,646     (1,817,415)       (52,419)

Common stock issued in exchange
  for services                                                   8,221                 41,500                        41,500
Net loss                                                                                          (1,401,666)    (1,401,666)
                                    -------   ----------    ----------    -----      --------    -----------    -----------
BALANCES, December 31, 1996         429,630   $1,664,288       624,833    $  62      $142,146    $(3,219,081)   $(1,412,585)
                                    =======   ==========    ==========    =====      ========    ===========    ===========

See independent auditors' report and
notes to financial statements.

PEREGRINE PHARMACEUTICALS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
AND THE PERIOD FROM SEPTEMBER 16, 1993
(DATE OF INCEPTION) THROUGH DECEMBER 31, 1996
--------------------------------------------------------------------------------

                                                                                                    SEPTEMBER 16,
                                                                                                    1993 (DATE OF
                                                                                                     INCEPTION)
                                                                                                       THROUGH
                                                                                                    DECEMBER 31,
                                                                   1995              1996               1996
                                                                -----------       -----------       -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                        $(1,268,424)      $(1,401,666)       $(3,219,081)
Adjustments to reconcile net loss to net cash used
  in operating activities:
  Common stock issued in exchange for services                       55,000            41,500             99,500
  Preferred stock issued in exchange for accrued interest            12,657                               12,657
  Changes in operating assets and liabilities:
    Prepaid expenses and other assets                                11,264            (6,000)            (6,000)
    Accounts payable                                                 54,905           (30,781)            38,370
    Accrued research fees                                            92,125            20,669            129,461
    Accrued license fees                                             67,308            68,750            143,750
    Accrued legal fees                                               38,554           176,760            249,304
    Accrued payroll and consulting fees                             (24,851)          (44,749)            41,181
    Accrued interest payable to stockholders                                           36,242             36,242
                                                                -----------       -----------        -----------
      Net cash used in operating activities                        (961,462)       (1,139,275)        (2,474,616)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from sale of preferred stock                           667,288                            1,165,788
Proceeds from issuance of common stock                               30,051                               30,051
Proceeds from issuance of notes and advances
  payable to stockholders                                           498,500           795,913          1,294,413
                                                                -----------       -----------        -----------
    Net cash provided by financing activities                     1,195,839           795,913          2,490,252
                                                                -----------       -----------        -----------

See independent auditors' report and
notes to financial statements.

PEREGRINE PHARMACEUTICALS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
AND THE PERIOD FROM SEPTEMBER 16, 1993
(DATE OF INCEPTION) THROUGH DECEMBER 31, 1996 (CONTINUED)
--------------------------------------------------------------------------------

                                                                                                       SEPTEMBER 16,
                                                                                                       1993 (DATE OF
                                                                                                        INCEPTION)
                                                                                                          THROUGH
                                                                                                       DECEMBER 31,
                                                                      1995              1996               1996
                                                                   -----------       -----------       -------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS               $   234,377       $  (343,362)       $    15,636
CASH AND CASH EQUIVALENTS, beginning of period                         124,621           358,998
                                                                   -----------       -----------        -----------
CASH AND CASH EQUIVALENTS, end of period                           $   358,998       $    15,636        $    15,636
                                                                   ===========       ===========        ===========
SUPPLEMENTAL INFORMATION:
Interest paid                                                      $     9,424       $        --        $     9,424
Income taxes paid                                                  $        --       $        --        $        --

NONCASH INVESTING AND FINANCING ACTIVITIES -- Preferred
  stock issued upon conversion of note payable and accrued
  interest to stockholders                                         $   512,657       $        --        $   512,657

See independent auditors' report and
notes to financial statements.

PEREGRINE PHARMACEUTICALS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
AND THE PERIOD FROM SEPTEMBER 16, 1993
(DATE OF INCEPTION) THROUGH DECEMBER 31, 1996
--------------------------------------------------------------------------------

1.      GENERAL AND NATURE OF OPERATIONS

        Nature of Operations - Peregrine Pharmaceuticals, Inc. (the Company) was incorporated on September 16, 1993 under the laws of the State of Delaware. The Company is considered to be in the development stage as defined under Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and Reporting by Development Stage Enterprises. The Company is engaged in research and development of new technologies for use in the production of therapeutic agents for treatment of cancerous tumors.

        Going Concern - The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Company has incurred losses since inception and has an accumulated deficit at December 31, 1996. Historically, the Company has relied on third parties and investors to fund its operations, and management expects to either receive additional funds in the future or consummate a merger transaction with an unrelated entity. There can be no assurances that this funding will be received. If the Company does not receive additional funding or if the merger is not completed, it will be forced to scale back operations, which could have a material adverse effect on the Company. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing as may be required and, ultimately, to attain successful operations.

        In February and March 1997, the Company issued an additional $550,000 in convertible notes payable, the proceeds from which were used to reduce certain short-term liabilities and to fund very near-term operations. Additionally, as of February 24, 1997, the Company was negotiating a potential merger with an unaffiliated entity, Techniclone International Corporation (Techniclone). The merger, if consummated, would provide for the issuance of approximately 5,080,000 shares of Techniclone common stock and the assumption of net liabilities of approximately $400,000 in exchange for all of the outstanding shares of the Company's stock. In conjunction with the merger, certain notes payable and preferred stock will be converted into common stock of the Company (Note 10).

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Cash Equivalents - The Company considers all highly-liquid, short-term investments with an initial maturity of three months or less to be cash equivalents.

PEREGRINE PHARMACEUTICALS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS (Continued)
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
AND THE PERIOD FROM SEPTEMBER 16, 1993
(DATE OF INCEPTION) THROUGH DECEMBER 31, 1996
--------------------------------------------------------------------------------

        Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported periods. Actual results could differ from these estimates.

        Research and License Fees - Fees from research and license arrangements involving new technologies which provide for specified minimum fees to be paid by the Company and do not include cancellation clauses are expensed upon the earlier of payment of the funding for research or when the obligation is incurred. Fees from research and license arrangements with cancellation clauses are expensed as incurred. Contingent fees related to these agreements are expensed when the contingency is resolved.

        Stock Compensation - The Company periodically issues common stock for services and grants options to purchase the Company's common stock at specified prices. The Company accounts for stock-based compensation issued to employees under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and for stock-based compensation issued to others under SFAS No. 123, Accounting for Stock-Based Compensation.

        The Company measures compensation expense for stock granted for services based on the fair value of the common stock at the date of issuance. The fair value is determined based on the more readily determinable of the value of the service provided or the fair market value of the common stock as determined on a periodic basis by the Company's Board of Directors. Compensation expense for options granted to employees is measured based on the difference between the fair market value of the stock on the date of grant and the option price and is amortized over the related vesting period on a straight-line basis. Compensation expense for options granted to nonemployees is measured based on the difference between the fair value of the option utilizing a Black Scholes formula and the option price and is amortized over the vesting period.

        Income Taxes - The Company accounts for income taxes in accordance with the standards specified in SFAS No. 109, Accounting for Income Taxes.

        Net Loss per Common Share - Net loss per share is calculated by dividing the net loss by the weighted average common shares outstanding. The weighted average common shares outstanding have been computed assuming the recapitalization and reverse stock splits occurred at the date of inception of the Company (Note 6). The effects of possible conversion of preferred stock and/or the exercise of outstanding options and warrants have not been considered, as their effect would be antidilutive.

        Pro Forma Financial Information - The pro forma financial information assumes the conversion of the $750,000 in notes payable to shares of common stock at $5.40 per share, excluding payment of accrued interest, which will occur concurrent with the closing of the merger transaction (Note 10).

        Fair Value of Financial Instruments - At December 31, 1996, the Company's financial instruments consist of accounts payable, accrued liabilities, advances to stockholders and convertible notes payable to stockholders. The Company believes the historical value of all financial instruments, except the convertible notes payable to stockholders, approximates the fair market value due to the short-term nature of the related instruments. The fair market value of the convertible notes payable to stockholders approximates $743,500, which reflects a discount on the notes payable for the

PEREGRINE PHARMACEUTICALS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS (Continued)
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
AND THE PERIOD FROM SEPTEMBER 16, 1993
(DATE OF INCEPTION) THROUGH DECEMBER 31, 1996
--------------------------------------------------------------------------------

        difference in the interest rate on the notes payable and an estimated interest rate for debt instruments with similar terms.

3.      ADVANCES AND NOTES PAYABLE TO STOCKHOLDERS

        The advances to stockholders represent funds advanced for expenses, were noninterest-bearing and were due on demand. The advances were repaid through the issuance of convertible notes payable in January 1997
        (Note 10).

        In August 1995, the Company issued $500,000 in convertible notes payable to a primary stockholder. The notes bore interest at 8.25% per annum, were convertible into Series C preferred stock and were due on February 29, 1996. The notes payable and accrued interest of $12,657 were converted into Series C preferred stock at $5.40 per share on December 18, 1995. The effect on the statement of operations for the year ended December 31, 1995 had the notes been converted as of the issuance date would not have been material.

        In May and June 1996, the Company issued $750,000 in convertible notes payable to three primary stockholders. The notes bear interest at 8.25% per annum, are due on February 28, 1997, but may be extended with the consent of the noteholders through July 31, 1997, and are convertible into Series D preferred stock at a price to be determined at the time of a subsequent financing. Under the terms of the note agreement, the noteholders received warrants to purchase shares of the future series of preferred stock of the Company equal to the note value divided by the lesser of $6.75 per share or the value of the preferred stock established in the next subsequent financing. The warrants expire in May 2000.

        Interest expense related to the notes payable to stockholders amounted to $12,657, $36,242 and $48,899 for the years ended December 31, 1995 and 1996 and the period from September 16, 1993 through December 31, 1996, respectively.

        In conjunction with the acquisition of the Company by Techniclone, the notes payable will be converted into shares of the Company's common stock at $5.40 per share (Note 10). As such, the notes have been classified as noncurrent liabilities in the accompanying financial statements.

4.      COMMITMENTS

        The Company has an employment agreement with an officer of the Company, which expires in December 1997. Under the terms of the agreement, upon termination of employment of the officer, the Company would be required to issue 15,000 shares of the Company's common stock and pay certain severance costs aggregating $153,000. The total future commitment under this agreement, assuming no termination of the employee, amounted to $225,000 at December 31, 1996.

        The Company has entered into consulting agreements with various scientific advisors; such agreements expire through August 1997. The agreements provide that the Company pay fixed fees or issue common stock of the Company in exchange for consulting services. Of the amounts expensed, $55,000, $33,000 and $91,000 were paid through the issuance of common stock for the years ended December 31, 1995 and 1996 and the period from September 13, 1996 through December 31, 1996, respectively. At December 31, 1996, future commitments related to these agreements amounted to $33,250, due in 1997.

PEREGRINE PHARMACEUTICALS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS (Continued)
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
AND THE PERIOD FROM SEPTEMBER 16, 1993
(DATE OF INCEPTION) THROUGH DECEMBER 31, 1996
--------------------------------------------------------------------------------

5.      LICENSE AND RESEARCH AND DEVELOPMENT AGREEMENTS

        The Company has entered into several license, sublicense and research and development agreements with various entities. The license agreements provide for exclusive, worldwide licensing rights to certain patents and technology in exchange for certain fixed and contingent payments and royalties ranging between 2% and 4% of net sales of the related products. The agreements also provide for reduced royalty payments if the technology is sublicensed or if products incorporate both the licensed technology and another technology. Certain of the agreements are terminable at the discretion of the Company and others are cancelable through 2001. Amounts expensed in conjunction with these agreements amounted to $173,558 in 1995, $162,500 in 1996 and $343,750 for the period from September 16, 1993 through December 31, 1996. Total future fixed commitments, exclusive of royalties, under these agreements are $181,250 for the year ending December 31, 1997 and $100,000 for the year ending December 31, 2000.

        Contingent future commitments, exclusive of royalties, are as follows:

        Payments due upon completion of Phase I clinical trials...... $ 37,500
        Annual payments upon patent issuance and until royalties
          begin......................................................   50,000
        Payments due upon initiation of Phase II clinical trials.....  175,000
        Payments due upon completion of Phase II clinical trials.....   50,000
        Payments upon commercial introduction of the related
          product or new drug or product license application.........  375,000
        Payments upon commercial introduction for each additional
          new product encompassing related technology................  300,000

        During 1994 and 1995, the Company entered into sponsored research agreements with academic medical institutions affiliated with stockholders of the Company. These agreements expire in 1997. Scheduled payments of approximately $316,000 are required under these agreements during the year ending December 31, 1997.

        Certain of the Company's scientific advisory board members are affiliated with these academic institutions.

6.      STOCKHOLDERS' DEFICIT

        During 1995 and 1996, the Company issued stock for services performed by employees and consultants. Amounts expensed for such exchanges amounted to $55,000, $41,500 and $99,500 for the years ended December 31, 1995 and 1996 and the period from September 13, 1996 through December 31, 1996, respectively, and were based on the more readily determinable value of the service performed or the fair market value of the common stock at the date of issuance.

        During 1995 and 1996, the Company issued various series of preferred stock. The preferred stock is voting stock and includes provisions for: preferences in liquidation; antidilution protection; dividends, when and if declared; conversion into common stock at any time at the option of the holder and automatically at the time of an initial public offering of the Company's common stock for proceeds in excess of specified amounts and redemption at the option of the Company after January 1, 2002 for Series A and Series B.

PEREGRINE PHARMACEUTICALS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS (Continued)
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
AND THE PERIOD FROM SEPTEMBER 16, 1993
(DATE OF INCEPTION) THROUGH DECEMBER 31, 1996
--------------------------------------------------------------------------------

        Terms specific to each series of preferred stock as are follows:

                                          Liquidation and     Redemption
        Series             Date           conversion value       value
        ------             ----           ----------------    ----------
        Series A..... June 1, 1995        $2.00 per share   $2.20 per share
        Series B..... June 1, 1995        $4.50 per share   $4.95 per share
        Series C..... December 18, 1995   $5.40 per share   None


        Prior to 1995, the Company issued common stock to various individuals for $246. In conjunction with a recapitalization agreement, the initial stockholders agreed to sell their shares back to the Company for the initial purchase price. Concurrent with the recapitalization, the Company declared a 6.1429 to 1 reverse stock split. All per share amounts and weighted average shares outstanding have been adjusted to reflect the recapitalization and reverse stock split as if it had occurred as of September 16, 1993.

7.      STOCK OPTIONS AND STOCK WARRANTS

        In December 1995, the Company approved a stock incentive plan. The plan provides for the issuance of statutory and nonstatutory options to purchase up to 130,000 shares of the Company's common stock at prices to be determined at the discretion of the Board of Directors. During the years ended December 31, 1995 and 1996, the Company granted options to an employee to purchase 4,000 and 2,500 shares, respectively, of the Company's common stock at $0.30 per share. These options were valued at $0.30 per share. The difference between the fair value market value of the stock and the options exercise price has been recorded as being amortized over the vesting period of four years on a straight-line basis.

        In conjunction with the issuance of the $750,000 notes payable, the Company issued warrants to purchase a future series of preferred stock. The number of shares the noteholders would be entitled to purchase was to be determined by dividing the sum of the outstanding note payable balance by the lesser of the price of the subsequent Series D preferred stock price or $6.75 per share. The warrants were scheduled to expire in May 2000; however, they will be canceled upon the closing date of the potential merger transaction with Techniclone (Note 10). The warrants were valued at $9,844, which represents the difference between the amount of interest to be paid under the terms of the related note agreement and the estimated interest that would have been charged on a similar debt instrument at the date of issuance. The value of the warrant is being amortized using the interest method over the term of the related note agreement.

8.      INCOME TAXES

        The Company accounts for income taxes under SFAS No. 109, which requires the recognition of deferred tax liabilities and assets for the future consequences of events that have been recognized in the Company's financial statements or tax returns. In the event the future consequences of differences between financial reporting bases and tax bases of the Company's assets and liabilities result in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such asset. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

PEREGRINE PHARMACEUTICALS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS (Continued)
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
AND THE PERIOD FROM SEPTEMBER 16, 1993
(DATE OF INCEPTION) THROUGH DECEMBER 31, 1996
--------------------------------------------------------------------------------

        The valuation allowance increased $501,739 and $569,948 in 1995 and 1996, respectively.

        Net deferred tax assets are comprised of the following at December 31:

                                                        1996          1995
                                                    -----------    ---------
        Net operating loss carryforwards..........  $   997,609    $ 539,199
        General business and research and
          development credits.....................       40,987       16,368
        Accounts payable and other accrued costs..      251,486      164,567
                                                    -----------    ---------
                                                      1,290,082      720,134
        Less valuation allowance..................   (1,290,082)    (720,134)
                                                    -----------    ---------
        Net deferred taxes........................  $        --    $      --
                                                    ===========    =========

        The Company has net operating loss carryforwards of approximately $2,494,000 at December 31, 1996, which are available to offset future taxable income. These loss carryforwards begin to expire in the year 2008. In addition, the Company has research and development tax credits of approximately $41,000, which are available for future use through the year 2008.

        The items reconciling income taxes applied at the federal statutory rate to the income tax provision recorded for each of the years ended December 31, 1995 and 1996 and the period from September 16, 1993 through December 31, 1996 are primarily net operating loss carryforwards, changes in valuation allowance of deferred tax assets and state taxes (benefit), net of federal effect.

9.      RELATED PARTY TRANSACTIONS

        The Company paid certain fees to a stockholder of the Company in exchange for consulting and research and development services provided by this stockholder. Consulting fees to the stockholder charged to operations amounted to $172,000 and $242,800 for the year ended December 31, 1995 and the period from September 16, 1993 through December 31, 1996, respectively.

        In addition, the Company paid certain fees to an entity owned by a stockholder in exchange for administrative services. These amounts totaled $118,552, $9,014 and $193,354 for the years ended December 31, 1995 and 1996 and the period from September 16, 1993 through December 31, 1996, respectively.

10.     SUBSEQUENT EVENTS

        On January 28, 1997, the Company issued $550,000 in convertible notes payable to three primary stockholders and one outside investor group. The notes bear interest at 8.25% per annum, are due on February 28, 1997, but may be extended with the consent of the noteholders through May 1, 1997. The notes are convertible into shares of the Company's common stock at $9.00 per share concurrent with the closing of a potential merger transaction with Techniclone or if the merger

PEREGRINE PHARMACEUTICALS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS (Continued)
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
AND THE PERIOD FROM SEPTEMBER 16, 1993
(DATE OF INCEPTION) THROUGH DECEMBER 31, 1996
--------------------------------------------------------------------------------

        transaction is not completed, then into shares of Series D preferred stock at a price to be determined at a future date and at the time of a subsequent financing.

        On April 2, 1997, the Board of Directors and stockholders reached an agreement to merge the Company with Techniclone. Under the terms of the agreement, the stockholders of the Company will receive approximately 5,080,000 shares of Techniclone's common stock, and Techniclone will assume net liabilities of approximately $400,000 in exchange for all of the outstanding stock of the Company.

        In conjunction with the merger, the convertible notes payable of $750,000 will be converted at $5.40 per share and the notes payable of $550,000 will be converted at $9.00 per share immediately prior to the closing of the transaction. Accrued interest on these notes as of the merger closing date will be paid in cash. In addition, an employee will be granted an additional 420,000 shares of the Company's common stock just prior to closing of the transaction, and the warrants on the $750,000 notes payable will be canceled.

        In conjunction with the merger, certain notes payable and preferred stock will be converted into common stock of the Company. On a pro forma basis, the number of common shares of the Company outstanding just prior to the merger would be 1,185,131.